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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934


                         November 20, 1998
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                  (Date of earliest event reported)


                  Enterprise Federal Bancorp, Inc.
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         (Exact name of registrant as specified in its charter)


         Ohio                        0-24694                  31-1396726
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(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                          Identification No.)



7810 Tylersville Square Drive, West Chester, Ohio                45069
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   (Address of principal executive offices)                    (Zip Code)


                           (513) 755-4600
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         (Registrant's telephone number, including area code)


                             Not Applicable

(Former name, former address and former fiscal year, if changed since last report)




                 Exhibit Index appears on page 3.
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Item 5.  Other Events
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    On November 20, 1998, Enterprise Federal Bancorp, Inc. (the "Company")
completed its acquisition of Security Savings Holding Company, Inc.
("Security") pursuant to an Agreement and Plan of Reorganization ("Agreement") by and among the Company, Enterprise Federal Savings Bank (the "Bank"), Security and Security Savings Association (the "Association"). Pursuant to the Agreement, each share of Security Common Stock will be converted into the right to receive from the Company $832.87 in cash. The total cash consideration payable to Security shareholders will equal approximately $13.0 million. Upon consummation of the acquisition of Security, the Association was merged with and into the Bank.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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    The following exhibits are filed with this report:


Exhibit Number                                      Description
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99.1                                         Press Release issued on November
                                             24, 1998 with respect to the
                                             Acquisition



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                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        ENTERPRISE FEDERAL BANCORP, INC.



Date: November 25, 1998    By:     /s/ Thomas J. Noe
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                                   Thomas J. Noe
                                   Vice President and Chief Financial Officer



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                              EXHIBIT INDEX

Exhibit Number                                       Description
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   99.1                                      Press Release issued on November
                                             24, 1998 with respect to the
                                             Acquisition




                                  5
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